Exhibit 99.1

Watsco EPS Climbs 16% on Record Sales, Earnings,

Operating Margins and Improved Efficiency during Second Quarter

MIAMI, FLORIDA – (BUSINESS WIRE), July 21, 2015 – Watsco, Inc. (NYSE: WSO) reported record results for the second quarter and for the six months ended June 30, 2015.

Second Quarter Results

Key performance metrics:

•	16% increase in earnings per share to a record $1.85

•	11% growth in operating income to a record $125 million

•	50 basis-point expansion in operating margins to a record 10.2%

•	20 basis-point improvement in gross profit margin

•	30 basis-point reduction in SG&A as a percentage of sales to a record low

•	5% sales growth to a record $1.22 billion

Sales trends:

•	7% growth in HVAC equipment (67% of sales)

•	1% growth in other HVAC products (29% of sales)

•	3% growth in commercial refrigeration products (4% of sales)

Albert Nahmad, Watsco’s President & Chief Executive Officer stated: “Our second quarter performance produced the highest sales, profits and operating margin of any quarter in Watsco’s history. Earnings growth and margin expansion were driven by a combination of solid sales growth, better selling margins and operating efficiencies. We remain focused on our fundamentals – gaining market share for our supplier partners, improving operating efficiency and having the products and people in place to best serve our customers.”

First Half 2015 Results

Key performance metrics:

•	21% increase in earnings per share to a record $2.51

•	16% growth in operating income to a record $172 million

•	80 basis-point expansion in operating margins to a record 8.5%

•	40 basis-point improvement in gross profit margin

•	40 basis-point reduction in SG&A as a percentage of sales to a record low

•	5% sales growth to a record $2.03 billion

Sales trends:

•	8% growth in HVAC equipment (66% of sales)

•	1% growth in other HVAC products (30% of sales)

•	4% growth in commercial refrigeration products (4% of sales)

Mr. Nahmad added: “2015 performance includes an additional 100 employees and the continued development and launch of technologies to generate long-term growth and market share. New employees, including more salespeople, counter-sales personnel and commercial HVAC experts intensify our sales and customer service efforts. Our technology investments, both in talent and capital spending, provide innovative capabilities to sell products and serve customers as well as provide greater insight into our business. We expect these investments to generate growth and further distance ourselves from the competition.”

First-half results include a contribution of 13 cents per share from a 10% additional ownership interest in Carrier Enterprise LLC, a U.S. joint venture formed with Carrier in 2009. Watsco increased its ownership in Carrier Enterprise to 80% for cash consideration of $88 million on July 1, 2014.

Cash Flow & Dividends

For the first-half of 2015, Watsco used operating cash flow of $74 million, reflecting the typical seasonal build-up of working capital during the summer selling season. The Company has targeted cash flow from operations to exceed net income in 2015. Since 2000, annual operating cash flow was approximately $1.4 billion versus net income of $1.3 billion, surpassing the Company’s stated goal.

Watsco has paid dividends to shareholders for 40 consecutive years. The Company’s philosophy is to share increasing amounts of cash flow through higher dividends while maintaining a conservative financial position. In January 2015, Watsco announced a 17% increase in its dividend to an annual rate of $2.80 per share. Future increases in dividends will be considered in light of investment opportunities, cash flow, general economic conditions and the Company’s overall financial condition.

Outlook for 2015

Watsco’s outlook for full-year 2015 diluted earnings per share is within the range of $5.00 to $5.20, which represents a prospective annual growth rate of 16% to 20% over 2014 results.

Conference Call Information

Date: July 21, 2015

Time: 10:00 a.m. (EDT)

Webcast: http://investors.watsco.com

Dial-in number: United States (866) 777-2509 / International (412) 317-5413

A replay of the conference call will be available on the Company’s website.

About Watsco

Watsco improves indoor living and working environments with air conditioning and heating solutions that provide comfort regardless of the outdoor climate. There are approximately 89 million central air conditioning and heating systems installed in the United States that have been in service for more than 10 years. Older systems often operate below today’s government mandated energy efficiency and environmental standards. Watsco has an opportunity to accelerate the replacement of these systems at a scale greater than our competitors as the movement toward reducing energy consumption and its environmental impact continues. This is especially important since heating and cooling accounts for approximately half of the energy consumed in a typical U.S. home.

Watsco’s traditional sales channel is the sale of products from one of its 566 locations in the United States, Canada, Mexico and Puerto Rico, and on an export basis to Latin America and the Caribbean. This network has been built over the last 25 years and serves over 50,000 contractor customers. Watsco is developing and investing in technologies to enable sales via e-commerce, on-line marketplaces and through the retail sales channel. As the industry leader, significant growth potential remains given that the estimated marketplace for HVAC/R products on an installed-basis is estimated to be $80 billion. Additional information about Watsco may be found at http://www.watsco.com.

Forward-Looking Statements

This document contains or incorporates by reference statements that are not historical in nature and that are intended to be, and are hereby identified as, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements, including statements regarding, among others, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions and/or joint ventures, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance and are subject to a number of risks, uncertainties and changes in circumstances, certain of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of several factors, including, but not limited to general economic conditions, competitive factors within the HVAC/R industry, effects of supplier concentration, fluctuations in certain commodity costs, consumer spending, consumer debt levels, new housing starts and completions, capital spending in the commercial construction market, access to liquidity needed for operations, seasonal nature of product sales, weather conditions, insurance coverage risks, federal, state and local regulations impacting our industry and products, prevailing interest rates, foreign currency exchange rate fluctuations, international political risk, cybersecurity risk and the continued viability of our business strategy.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. For additional information regarding other important factors that may affect our operations and could cause actual results to vary materially from those anticipated in the forward-looking statements see the discussion included in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K, as well as the other documents and reports that we file with the SEC. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information or the discussion of such risks and uncertainties to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

WATSCO, INC.

Condensed Consolidated Results of Operations

(In thousands, except per share data)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$1,223,439	$1,170,186	$2,032,411	$1,932,754
Cost of sales	928,194	890,913	1,532,941	1,465,412

Gross profit	295,245	279,273	499,470	467,342
Gross profit margin	24.1%	23.9%	24.6%	24.2%

SG&A expenses	170,386	166,293	327,603	318,809

Operating income	124,859	112,980	171,867	148,533
Operating margin	10.2%	9.7%	8.5%	7.7%

Interest expense, net	1,630	1,247	3,007	2,256

Income before income taxes	123,229	111,733	168,860	146,277
Income taxes	38,988	33,348	53,319	43,489

Net income	84,241	78,385	115,541	102,788
Less: net income attributable to non-controlling interest	18,818	22,284	27,070	29,934

Net income attributable to Watsco	$65,423	$56,101	$88,471	$72,854

Diluted earnings per share:
Net income attributable to Watsco shareholders	$65,423	$56,101	$88,471	$72,854
Less: distributed and undistributed earnings allocated to non-vested (restricted) common stock	5,179	4,281	6,917	5,526

Earnings allocated to Watsco shareholders	$60,244	$51,820	$81,554	$67,328

Weighted-average Common and Class B common shares and equivalent shares used to calculate diluted earnings per share	32,477,262	32,353,045	32,454,298	32,329,376

Diluted earnings per share for Common and Class B common stock	$1.85	$1.60	$2.51	$2.08

WATSCO, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30,	December 31,
	2015	2014
Cash and cash equivalents	$21,851	$24,447
Accounts receivable, net	599,071	434,234
Inventories	799,044	677,990
Other	21,444	20,664

Total current assets	1,441,410	1,157,335

Property and equipment, net	60,989	53,480
Goodwill, intangibles, net and other	564,156	580,252

Total assets	$2,066,555	$1,791,067

Accounts payable and accrued expenses	$369,155	$286,853
Current portion of long-term obligations	2,743	169

Total current liabilities	371,898	287,022

Borrowings under revolving credit agreement	433,412	303,199
Deferred income taxes and other liabilities	70,547	68,807

Total liabilities	875,857	659,028

Watsco’s shareholders’ equity	925,941	883,960
Non-controlling interest	264,757	248,079

Shareholders’ equity	1,190,698	1,132,039

Total liabilities and shareholders’ equity	$2,066,555	$1,791,067

WATSCO, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flow from operating activities:
Net income	$115,541	$102,788
Non-cash items	18,557	17,152
Changes in working capital	(208,225)	(185,098)

Net cash used in operating activities	(74,127)	(65,158)

Cash flow used in investing activities:
Capital expenditures, net	(14,010)	(5,570)

Cash flow from financing activities:
Dividends on Common and Class B Common stock	(49,165)	(27,909)
Net proceeds under revolving credit agreement	131,146	118,767
Distributions to non-controlling interest	(3,654)	(25,817)
Other	7,495	3,148

Net cash provided by financing activities	85,822	68,189

Effect of foreign exchange rate changes on cash and cash equivalents	(281)	(74)

Net decrease in cash and cash equivalents	(2,596)	(2,613)
Cash and cash equivalents at beginning of period	24,447	19,478

Cash and cash equivalents at end of period	$21,851	$16,865

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